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                                                                    Exhibit 10.3

                              GUARANTY OF PAYMENT
                              -------------------

                This GUARANTY OF PAYMENT (this "Agreement") is made as of this 16th day of April, 1996, by SHILOH INDUSTRIES, INC., a Delaware corporation (the "Guarantor") , in favor of the Banks (as defined below) from time to time parties to the Credit Agreement (as such term is hereinafter defined) .

                                    RECITALS
                                    --------

                As a material inducement for the Banks to extend credit from time to time to Shiloh of Michigan, LLC (the "Borrower"), in which the Guarantor is a Member owning an eighty percent (80%) equity interest, including particularly under the Credit Agreement among the Borrower, the Agent and the Banks, dated as of April 16, 1996 (said Agreement, as it may hereafter be amended or otherwise modified from time to time, being the "Credit Agreement"), and acknowledging that the Banks would be unwilling so to extend credit absent the guaranty of the Guarantor provided for herein, the Guarantor hereby agrees as follows:

                Section 1. DEFINITIONS. The terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

                Section 2. GUARANTY. The Guarantor hereby unconditionally guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of the aggregate of (a) Eighty Percent (80%), calculated as of any date of determination, of the Borrower's Obligations (as defined in the Credit Agreement), whether or not allowed as a claim in bankruptcy, including post-petition interest and fees (all such obligations of the Borrower being referred to herein as of the "Guaranteed Obligations") and agrees to pay any and all expenses (including counsel fees and expenses) incurred by the Agent or the Banks in enforcing any rights under this Agreement, PLUS (b) the amount, but in no event less than $0, equal to the remainder produced by subtracting (i) $5,000,000 from (ii) an amount equal to Twenty Percent (20%) of the full amount of the Guaranteed Obligations as of such date of determination. Notwithstanding the foregoing, if Rouge Steel Company shall cease to be a Member of the Borrower, the Guaranteed Obligations thenceforth and without the necessity for any further action on the part of either party hereto shall be One Hundred Percent (100%) of the Borrower's Obligations, whether or not allowed as a claim in bankruptcy, including post-petition interest and fees.

                Section 3. GUARANTY ABSOLUTE. The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Credit Agreement and the Related


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Writings, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or the Banks with respect thereto. The liability of the Guarantor under this Agreement shall be absolute and unconditional irrespective of:


                (i) any lack of validity or enforceability of the Credit Agreement, the Notes, the Related Writings or any other agreement or instrument relating thereto;

               (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from the Credit Agreement, the Notes, the Related Writings, or any other agreement or instrument relating thereto;

              (iii) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

               (iv) failure by the Agent or the Banks to take any steps to perfect and maintain its or their security interest in, or preserve its or their rights to, any security or collateral for the Guaranteed Obligations;

                (v) the Agent's or any Bank's election in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. Section SC101 ET SEQ.) (the "Bankruptcy Code"), or the application of Section 1111(b) (2) of the Bankruptcy Code;

                (vi)  any borrowing or grant of a security interest under
       Section 364 of the Bankruptcy Code; or

                (vii) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any surety or any guarantor or the Borrower (other than discharge by reason in payment of full by the Borrower) .

This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Agent or any Bank upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

                Section 4. WAIVER. The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Agreement and any


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requirement that the Agent or any Bank protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against the Borrower or any other person or entity or any collateral.

                Section 5. SUBROGATION. Any and all rights and claims of Guarantor against Borrower or any of its property, arising by reason of any payment by Guarantor to the Banks pursuant to the provisions of this Guaranty of Payment, shall be subordinate and subject in right of payment to the prior and indefeasible payment in full of all of the Guaranteed Obligations to the Banks, and until such time, Guarantor shall have no right of subrogation, reimbursement, exoneration, contribution, indemnification or similar right and hereby waives any right to enforce any remedy the Banks or Guarantor may now or hereafter have agaisnt Borrower, any endorser or other guarantor of all or any part of the Guaranteed Obligations and any right to participate in or benefit from any security given to the Banks to secure any Guaranteed Obligations. Any promissory note evidencing such liability of Borrower to the undersigned shall be non-negotiable and shall expressly state that it is subordinated pursuant to this Guaranty. All liens and security interests of Guarantor, whether now or hereafter arising and however existing, in any assets of Borrower shall be and hereby are subordinated to the rights and interests of the Banks in those assets until the prior and indefeasible payment in full of all Guaranteed Obligations to the Banks and the termination of all financing arrangements between Borrower and the Banks, provided that the provisions of this sentence shall not be construed as a waiver or modification of the provisions of Section
5.13 of the Credit Agreement restricting Borrower's right to grant or permit liens or encumbrances on its property. The Guarantor also waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Agreement and, until the Loans and the other Guaranteed Obligations are paid in full and the Agent and the Banks have no further obligations under the Credit Agreement to advance Loans or otherwise extend credit, all setoffs and counterclaims. The Guarantor further waives all notices of the existence, creation or incurring of new or additional indebtedness, arising either from additional loans extended to the Borrower or otherwise, and also waives all notices that the principal amount, or any portion thereof, and/or any interest on any instrument or document evidencing all or any part of the Guaranteed Obligations is due, notices of any and all proceedings to collect from the Borrower, any endorser or any other guarantor of all or any part of the Guaranteed Obligations, or from anyone else, and, to the extent permitted by law, notices of exchange, sale, surrender or other handling of any security or other collateral given to the Agent or the Banks to secure payment of the Guaranteed Obligations.


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                Section 6.  REPRESENTATIONS AND WARRANTIES.  The Guarantor
hereby represents and warrants that (i) the Guarantor is a corporation duly organized and existing in good standing and has full power and authority to make and deliver this Agreement; (ii) the execution, delivery and performance of this Agreement by the Guarantor have been duly authorized by all necessary action of its directors and, if necessary, shareholders, and do not and will not violate the provisions of, or constitute a default under, any presently applicable law or its charter documents or bylaws or any agreement at present binding on it; (iii) this Agreement has been duly executed and delivered by the authorized officers of the Guarantor and constitutes its valid, binding and legally enforceable obligation (subject to the United States Bankruptcy Code and other similar laws generally affecting the enforcement of creditors' rights); and (iv) the authorization, execution, delivery and performance of this Agreement do not require notification to, registration with, or consent or approval by, any federal, state or local regulatory body or administrative agency.

                Section 7. AUTHORIZATION. The Agent and each Bank are hereby authorized, without notice or demand and without affecting the liability of the Guarantor hereunder, from time to time, to (i) renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, the Guaranteed Obligations, or otherwise modify, amend or change the terms of the Notes, any other promissory note or other agreement, document or instrument now or hereafter executed by the Borrower and delivered to the Agent or any of the Banks; (ii) accept partial payments on the Guaranteed Obligations; (iii) take and hold security or collateral for the payment of this Agreement, any other guarantees of the Guaranteed Obligations or other liabilities of the Borrower and the Guaranteed Obligations guaranteed hereby or thereby, and exchange, enforce, waive and release any such security or collateral; (iv) apply such security or collateral and direct the order or manner of sale thereof as in its discretion it may determine; and (v) settle, release, compromise, collect or otherwise liquidate the Guaranteed Obligations and any security or collateral therefor in any manner, without affecting or impairing the obligations of the Guarantor hereunder.

                Section 8. AMENDMENTS, ETC. No amendment or waiver of any provisions of this Agreement nor consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Agent and the Majority Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No release or termination of this Agreement shall be effected unless the same shall be in writing and executed by the Agent and each of the Banks.


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                Section 9.  NO WAIVER; REMEDIES.  No failure on the part of the
Agent or any Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                Section 10. RIGHT OF SET-OFF. Upon the occurrence and during the continuance of any Event of Default, each Bank and the Agent is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all general deposits (provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Guarantor against any and all of the obligations of the Guarantor now or hereafter existing under this Agreement, irrespective of whether or not such Bank shall have made any demand under this Agreement and although such obligations may be contingent and unmatured. Each Bank agrees promptly to notify the Guarantor after any such set-off and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section 10 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Bank may have.

                Section 11. CONTINUING GUARANTY; TRANSFER OF REVOLVING NOTE. This Agreement is a continuing guaranty and shall (i) remain in full force and effect until the Guaranteed Obligations are paid in full and each Bank's Commitment is terminated, (ii) be binding upon the Guarantor, its successors and assigns, and (iii) inure to the benefit of and be enforceable by the Agent and each Bank and their successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), each Bank may assign or otherwise transfer the Notes to any other person or entity in accordance with the provisions of Article 10 of the Credit Agreement, and such other person or entity shall thereupon become vested with all the rights in respect thereof granted to such Bank herein or otherwise. As used in this Agreement the words "paid", "paid in full", "payment in full", or similar phrases, when applied or relating to the Guaranteed Obligations shall, in all instances, unless the context requires otherwise, be deemed to mean indefeasibly paid or indefeasible payment.

                Section 12. ADDRESSES FOR NOTICES. All notices and other communications provided for hereunder shall be in writing (including telecopy, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered, if to the Guarantor, at its address shown below its signature hereto; and if to the Agent or any Bank, at its address specified in the Credit Agreement, or as to each party at such


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other address as shall be designated by such party in a written notice to the other party. All such notices and other communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively.

                Section 13. SOLVENCY. The Guarantor is solvent (as defined in the Credit Agreement) . The Guarantor does not believe that final judgments, if any, against the Guarantor in actions for money damages at present pending will be rendered at a time when, or in an amount such that, the Guarantor will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered) . The cash flow of the Guarantor, after taking into account all other anticipated uses of the cash of the Guarantor (including the payments on or in respect of debt referred to in this Section 13), will at all times be sufficient to pay all such judgments promptly in accordance with their terms.

                Section 14. WAIVER OF JURY TRIAL. THE GUARANTOR, THE BORROWER AND, BY ACCEPTANCE HEREOF, THE BANKS AND THE AGENT ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT, THE CREDIT AGREEMENT, THE NOTES OR THE RELATED WRITINGS, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, WOULD INVOLVE DIFFICULT AND COMPLEX ISSUES AND THEREFORE AGREE, THAT ANY LAW SUIT GROWING OUT OF OR INCIDENTAL TO ANY SUCH CONTROVERSY WILL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

                Section 15.  JURISDICTION; VENUE; INCONVENIENT FORUM.

        (a) JURISDICTION. EACH OF THE GUARANTOR, THE BORROWER AND, BY ACCEPTANCE HEREOF, THE AGENT AND THE BANKS HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY OHIO STATE COURT OR FEDERAL COURT OF THE UNITED STATED OF AMERICA SITTING IN CUYAHOGA COUNTY, OHIO, AND ANY COURT HAVING JURISDICTION OVER APPEALS FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE CREDIT AGREEMENT, THE NOTES (AS DEFINED IN THE CREDIT AGREEMENT) OR ANY RELATED WRITING (AS DEFINED IN THE CREDIT AGREEMENT), OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF SUCH PERSONS HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH OHIO STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE GUARANTOR, THE BORROWER AND, BY ACCEPTANCE HEREOF, THE AGENT AND THE BANKS AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN


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OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY
LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY SUCH PERSON MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE CREDIT AGREEMENT, ANY NOTE OR ANY RELATED WRITING IN THE COURTS OF ANY JURISDICTION.

        (b) VENUE; INCONVENIENT FORUM. EACH OF THE GUARANTOR, THE BORROWER AND, BY ACCEPTANCE HEREOF, THE AGENT AND THE BANKS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE CREDIT AGREEMENT, ANY NOTE OR ANY OTHER RELATED WRITING IN ANY OHIO STATE OR FEDERAL COURT SITTING IN CUYAHOGA COUNTY, OHIO. EACH OF THE GUARANTOR, THE BORROWER AND, BY ACCEPTANCE HEREOF, THE AGENT AND THE BANKS HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT, PROVIDED, THAT THE FOREGOING SHALL NOT BE DEEMED TO PRECLUDE OR LIMIT THE RIGHT OF THE AGENT OR THE BANKS TO COMMENCE AN ACTION IN ANY JURISDICTION IN WHICH THE BORROWER, THE GUARANTOR OR PROPERTY OF EITHER IS LOCATED. AS TO ITSELF, THE GUARANTOR HEREBY CONFIRMS THAT THE FOREGOING WAIVERS ARE INFORMED AND FREELY MADE BY THE GUARANTOR.

                Section 16. COVENANTS OF GUARANTOR. The Guarantor agrees that so long as any of the Guaranteed Obligations remain outstanding, or any Bank shall have any Commitment outstanding, or any Prime Rate Loan or LIBOR Loan remains unpaid, or any Letter of Credit remains unreimbursed, the Guarantor will perform and observe and will cause each of its subsidiaries to perform and observe all of the following provisions that are on their respective parts to be complied with, namely:

                (a) INSURANCE.  The Guarantor and each of its subsidiaries will
(i) keep itself and all of its insurable properties insured at all times to such extent, by such insurers, and against such hazards and liabilities as is generally and prudently done by like businesses, it being understood that each such entity's insurance coverage at the date hereof meets the standards contemplated hereby, (ii) give each Bank prompt written notice of each material change in that entity's insurance coverage and the details of the change and
(iii) forthwith upon any Bank's written request, furnish to such Bank such information about that entity's insurance as such Bank may from time to time reasonably request, which information shall be prepared in form and detail satisfactory to such Bank and certified by an officer of that entity .




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        (b)     MONEY OBLIGATIONS.  The Guarantor and each of its subsidiaries will pay in full (i) prior in each case to the date when penalties would attach, all taxes, assessments and governmental charges and levies
(except only those so long as and to the extent that the same shall be contested in good faith by appropriate and timely proceedings) for which it may be or become liable or to which any or all of its properties may be or become subject, (ii) all of its wage obligations to its employees in compliance with the Fair Labor Standards Act (29 U.S.C. Section 206-207) or any comparable provisions (except only those so long as and to the extent that the same shall be contested in good faith by appropriate and timely proceedings), and (iii) all of its other obligations calling for the payment of money (except only those so long as and to the extent that the same shall be contested in good faith) before such payment becomes overdue.

        (c) RECORDS. The Guarantor and each of its subsidiaries will (i) at all times maintain true and complete records and books of account, and without limiting the generality of the foregoing, maintain appropriate reserves for possible losses and liabilities, all in accordance with generally accepted accounting principles applied on a basis not inconsistent with its present accounting procedures and (ii) at all reasonable times and, so long as there does not then exist an Event of Default or Possible Default, upon reasonable prior notice permit each Bank to examine that entity's books and records and to make excerpts therefrom and transcripts thereof.

        (d) FRANCHISES. The Guarantor and each of its subsidiaries will preserve and maintain at all times its existence, rights and franchises; provided, however, that this Section shall not prevent any merger or transfer permitted by Section 5.12 of the Credit Agreement.

        (e) NOTICES. The Borrower will cause its treasurer, or in his or her absence another officer designated by the treasurer, to promptly notify each Bank whenever any Possible Default may occur hereunder or any other representation or warranty made in Lhe Credit Agreement or in any Related Writing may for any reason cease in any material respect to be true and complete.

        (f) ENVIRONMENTAL COMPLIANCE. The Guarantor and each of its subsidiaries will comply in all material respects with any and all Environmental Laws including, without limitation, all Environmental Laws in jurisdictions in which any such entity owns or operates a facility or site, arranges for disposal or treatment of hazardous substances, solid waste or other wastes, accepts for transport any hazardous substances, solid waste or other wastes or holds any interest in real property or otherwise. The Guarantor and each of its subsidiaries will furnish to the


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Banks promptly after receipt thereof a copy of any notice such entity may receive from any governmental authority, private person or entity or otherwise that any litigation or proceeding pertaining to any environmental, health or safety matter has been filed or is threatened against any such entity, any real property in which any such entity holds any interest or any past or present operation of any such entity. The Guarantor will not, and will not permit any of its subsidiaries to, allow the release or disposal of hazardous waste, solid waste or other wastes on, under or to any real property in which any such entity holds any interest or performs any of its operations in violation of any Environmental Law. As used in this Section "litigation or proceeding" means any demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by any governmental authority, private person or entity or otherwise. The Guarantor and each of its subsidiaries shall defend, indemnify and hold the Agent and each Bank harmless against all costs, expenses, claims, damages, penalties and liabilities of every kind or nature whatsoever (including attorneys' fees) arising out of or resulting from the noncompliance of any such entity with any Environmental Law.

                (g) ERISA COMPLIANCE. The Guarantor will not incur, and will prevent each of its subsidiaries from incurring, any material accumulated funding deficiency within the meaning of the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations thereunder, or any material liability to the Pension Benefit Guaranty Corporation, established thereunder in connection with any Plan. The Guarantor and each of its subsidiaries will furnish to the Banks (i) simultaneously with a filing with the Pension Benefit Guaranty Corporation of a notice regarding any Reportable Event and in any event within thirty (30) days after such entity knows or has reason to know that any Reportable Event with respect to any Plan has occurred, a statement of the chief financial officer of such entity setting forth details as to such Reportable Event and the action which such entity proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the Pension Benefit Guaranty Corporation if a copy of such notice is available to such entity, (ii) promptly after the filing thereof with the Internal Revenue Service, and at the request of any Bank, copies of each annual report with respect to each Plan established or maintained by such entity for each plan year, including (x) where required by law, a statement of assets and liabilities of such Plan as of the end of such plan year and statements of changes in fund balance and in financial position, or a statement of changes in net assets available for plan benefits, for such plan year, certified by an independent public accountant satisfactory to the Majority Banks and (y) an actuarial statement of such Plan applicable to such plan year, certified by an enrolled actuary of recognized standing


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acceptable to the Majority Banks, and (iii) promptly after receipt thereof a copy of any notice such entity or any member of the Controlled Group may receive from the Pension Benefit Guaranty Corporation or the Internal Revenue Service with respect to any Plan administered by such entity; PROVIDED, that this latter clause shall not apply to notices of general application promulgated by the Pension Benefit Guaranty Corporation or the Internal Revenue Service. The Guarantor and each of its subsidiaries will promptly notify the Banks of any taxes assessed, proposed to be assessed or which such entity has reason to believe may be assessed against such entity by the Internal Revenue Service with respect to any Plan. As used in this Section "material" means the measure of a matter of significance which shall be determined as being an amount equal to five percent (5%) of Guarantor's Consolidated Tangible Net Worth.

                (h) PLANS. The Guarantor will not, and will not permit any of its subsidiaries to, suffer or permit any Plan to be amended if, as a result of such amendment, the current liability under the Plan is increased to such an extent that security is required pursuant to section 307 of the Employee Retirement Income Security Act of 1974, as amended from time to time. As used in this Section, "current liability" means current liability as defined in section 307 of such Act.

                (i) FINANCIAL STATEMENTS. The Guarantor will furnish to each Bank (a) within fifty (50) days after the end of each of the first three quarter-annual periods of each of its fiscal years, balance sheets of the Guarantor and each of its subsidiaries as at the end of that period and their profit and loss statements, reconciliation of surplus statements and statements of cash flows for that period, all prepared on a consolidating and consolidated basis in accordance with generally accepted accounting principles consistently applied and in form and detail satisfactory to each Bank and certified by a financial officer of Guarantor, together with a covenant compliance certificate in form and substance satisfactory to each Bank, (b) within one hundred (100) days after the end of each of its fiscal years, a complete annual audit report of Guarantor for that year prepared on a consolidating and consolidated basis in accordance with generally accepted accounting principles consistently applied and in form and detail satisfactory to each Bank and certified by an independent public accountant satisfactory to each Bank, together with a certificate by the accountant setting forth the Events of Default or Possible Defaults coming to its attention during the course of its audit or, if none, a statement to that effect and a covenant compliance certificate of Guarantor in form and substance satisfactory to each Bank, (c) as soon as available, copies of all notices, reports, proxy statements and other similar documents sent by Guarantor or any of its subsidiaries to its shareholders, to the holders of any of its debentures or


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bonds or the trustee of any indenture securing the same or pursuant to which they may be issued, to any securities exchange or to the Securities and Exchange Commission or any similar federal agency having regulatory jurisdiction over the issuance of that entity's securities, and (d) forthwith upon any Bank's written request, such other information about the financial condition, properties and operations of Guarantor and its subsidiaries as such Bank may from time to time reasonably request, which information shall be submitted in form and detail satisfactory to such Bank and certified by a financial officer of the entity or entities in question.

                (j) INTEREST COVERAGE RATIO. Guarantor shall maintain at all times a ratio of (i) (A) Consolidated Net Earnings (including proceeds of any sale of capitalized assets to which the Majority Banks have given their prior written consent) plus (B) all taxes on Consolidated Net Earnings or based on Consolidated Net Earnings, including deferred taxes, plus (C) all interest on all Borrowed Debt of the Guarantor and each of its subsidiaries (including Subordinated indebtedness) accrued during the time period in question to (ii) all interest on all Borrowed Debt of the Guarantor and each of its subsidiaries (including Subordinated indebtedness) accrued during the time period in question, of no less than 3.0 to 1.0, based upon the Guarantor's financial statements for the most recent fiscal quarter and the previous three fiscal quarters.

                (k) CONSOLIDATED TANGIBLE NET WORTH. The Guarantor will not suffer or permit its Consolidated Tangible Net Worth at any time to fall below the current minimum amount required, which current minimum amount required shall be Ninety-Five Million Dollars ($95,000,000) until November 1, 1996, when it shall be increased by an amount equal to fifty percent (50%) of its positive Consolidated Net Earnings during its 1996 fiscal year, and shall be increased on each October 31 thereafter by an amount equal to fifty percent (50%) of its positive Consolidated Net Earnings during such fiscal year. Such current minimum amount required shall be further increased by an amount equal to one hundred percent (100%) of the net proceeds to the Borrower from any equity offering by the Borrower, as of the date any such proceeds are received by the Borrower.

                (1) BORROWED DEBT TO TOTAL CAPITALIZATION. The Guarantor will not suffer or permit the ratio of all of its Borrowed Debt (determined on a consolidated basis) to the aggregate of (i) all of its Borrowed Debt (determined on a consolidated basis) plus (ii) its Consolidated Net Worth, at any time to exceed 0.5 to 1.0.

                (m) INVESTMENTS. None of the Guarantor or any of its subsidiaries will (i) create, acquire or hold any Subsidiary,


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(ii) make or hold any investment in any stocks, bonds or securities of any kind, (iii) be or become a party to any joint venture or other partnership (other than Shiloh of Michigan LLC, a Michigan limited liability company in which the Guarantor will hold at least an 80% equity interest at all times),
(iv) make or keep outstanding any advance or loan or (v) be or become a Guarantor of any kind; PROVIDED that this Section shall not apply to (i) any endorsement of a check or other medium of payment for deposit or collection through normal banking channels or any similar transaction in the normal course of business or (ii) any investment in direct obligations of the United States of America or in certificates of deposit issued by a member bank of the Federal Reserve System, or (iii) any guaranty agreement executed in connection with the Credit Agreement or running in favor of the Agent and the Banks, or (iv) any investment in commercial paper which at the time of such investment is assigned the highest quality rating in accordance with the rating systems employed by either Moody's Investors Service, Inc. or Standard & Poor's Corporation, or (v) any investment in the securities of any existing Subsidiary, or (vi) advances or loans from one Company to another or (vii) investments by a Company in a Subsidiary formed after the date hereof, so long as, not less than fifteen (15) days prior to making any such investment such Company has delivered to each Bank evidence reasonably satisfactory to such Bank that, after giving effect to such proposed investment, no Event of Default or Possible Default would exist.

                (n) ACQUISITIONS; BULK TRANSFERS. None of the Guarantor or any of its subsidiaries will (i) be a party to any consolidation or merger or (ii) purchase all or a substantial part of the assets of any corporation or other business enterprise, unless, not less than fifteen (15) days prior to making any such purchase such Company has delivered to each Bank evidence reasonably satisfactory to such Bank that, after giving effect to such proposed investment, no Event of Default or Possible Default would exist, or (iii) lease, sell or otherwise transfer any assets having value, when added to the aggregate value of all other assets leased, sold or otherwise transferred by all of the Companies during the Commitment Period, in excess of Five Million Dollars ($5,000,000) (other than such chattels, if any, as may have become obsolete or no longer useful in the continuance of its present business) except in the normal course of its present business; PROVIDED, that this Section shall not apply to any merger of a Subsidiary into the Guarantor or to the Guarantor's acquisition of any or all of the assets of a Subsidiary if no Possible Default shall then exist or immediately thereafter will begin to exist.

                (o) LIENS. None of the Guarantor or any of its subsidiaries will (i) acquire any property subject to any inventory consignment, lease, land contract or other title retention contract (this section shall not apply to true leases, consignments, tolling or other possessory agreements in respect of the property of others whereby the Borrower does not have legal or beneficial title to such property and which, pursuant to generally accepted accounting principles, are not required to be capitalized) ,
(ii) sell or otherwise transfer any Receivables, whether with or without recourse, or (iii) suffer or permit any property now owned or hereafter acquired by it to be or become encumbered by any mortgage, security interest, financing statement or lien of any kind or nature; PROVIDED, that this Section shall not apply to (i) any lien for a tax, assessment or governmental charge or levy, (ii) any lien securing only its workers' compensation, unemployment insurance and similar obligations, (iii) any mechanics, carrier's or similar common law or statutory lien incurred in the normal course of business, (iv) any transfer of a check or other medium of payment for deposit or collection through normal banking channels or any similar transaction in the normal course of business, (v) any mortgage or security interest (including any refinance thereof in whole or in part) created by the Guarantor or any of its subsidiaries in the course of purchasing property, or existing on property at the time of such purchase (whether or not assumed), provided that such mortgage or security interest shall be restricted to the property being purchased and provided, further, that the indebtedness secured thereby shall not exceed two-thirds (2/3) of the purchase price in the case of real estate or four-fifths (4/5) thereof in the case of personal property, (vi) any mortgage, security interest or lien securing only indebtedness incurred to the Banks,
(vii) any financing statement perfecting only a security interest permitted by this Section, (viii) easements, restrictions, minor title irregularities and similar matters having no adverse effect as a practical matter on the ownership or use of the real property of the Guarantor or any of its subsidiaries, or
(ix) any other liens existing on the date hereof; PROVIDED, HOWEVER, that the aggregate amount of the indebtedness secured by the mortgages, security interests or liens permitted by clauses (v) and (vi), above, shall not exceed Five Million Dollars ($5,000,000) in the aggregate.

                (p) BORROWINGS. None of the Guarantor or any of its subsidiaries will create, incur or suffer to exist any indebtedness for borrowed money or any Funded Indebtedness of any kind; provided, that this Section shall not apply to (i) the loans evidenced by the Notes issued pursuant to the Credit Agreement or any other Debt incurred by Guarantor to any Bank, up to a permitted maximum principal amount of Ten Million Dollars ($10,000,000) of Debt incurred by the Borrower to all the Banks in the aggregate under this clause (i), (ii) any purchase money indebtedness secured by a purchase money mortgage or security interest permitted by Section 5.13 of the Credit Agreement, (iii) any loan obtained by the Guarantor and Subordinated in favor of the Guarantor's Debt to the Banks pursuant to a subordination agreement being in such form and substance as the Majority Banks may require, or (iv) any other indebtedness existing on the date hereof.

                Section 17. EVENTS OF DEFAULT. An Event of Default shall have occurred hereunder if (i) any fee or amount owing to the Agent or any one or more of the Banks hereunder shall not be paid in full punctually when due and payable; (ii) the Guarantor shall fail or omit to perform or observe any agreement or other provision contained or referred to in this Guaranty (other than those referred to in clause (i), above, or in Section 16(j), above) , which failure or omission shall not have been fully corrected within thirty
(30) consecutive days after the giving of written notice thereof to the Guarantor by the Agent or any Bank that such failure or omission is to be remedied; (iii) the Guarantor shall fail or omit to perform or observe any agreement or other provision contained in Section 16(j); (iv) the Guarantor shall fail or omit to perform or observe any agreement or other provision contained in Section 16(f) hereof, and that Possible Default shall not have been fully corrected within thirty (30) consecutive days after the giving of written notice thereof to the Guarantor by the Agent or any Bank that the specific Possible Default is to be remedied and, in addition to such thirty
(30) day period, within such additional period of time during which Guarantor diligently undertakes appropriate actions to cause the Guarantor to remedy the Possible Default, or for which the Guarantor makes an adequate reserve on its financial statements; or (v) a Possible Default or Event of Default shall occur and be continuing under that certain Credit Agreement, dated as of April 16, 1996, by and among the Guarantor, as Borrower, Society National Bank, as Agent, and the financial institutions named therein, or under any refinancings, renewals, modifications or extensions thereof, any supplements thereto or any substitutions therefor.

                Section 18. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Ohio.

                IN WITNESS WHEREOF, the Guarantor has caused this Agreement to be executed as of the date first above written.



                                            SHILOH INDUSTRIES, INC.


                                                /s/ G. Rodger Loesch
                                            By: _______________________________
                                                  CFO/Treasurer
                                            Its: ______________________________

                                            ___________________________________

                                            ___________________________________
                                            Attention: ________________________
                                            Telecopy: (419) 522-7545

                   Schedule to Guaranty of Payment of Debt


        Pursuant to Note 2 to instructions to Item 601 of Regulation S-K, the Company has omitted filing the Guaranty of Payment of Debt executed by Shiloh Corporation, the Sectional Die Company, Sectional Stamping, Inc., Valley City Steel, Medina Blanking Inc. and Liverpool Coil Processing Inc., each in favor of the Banks named therein. Each omitted document is identical in all respects to the filed Guaranty of Payment of Shiloh Industries, Inc., except for the respective parties. The Company will file such omitted documents if so requested by the Commission.